AMENDED AND RESTATED

                              SHAREHOLDER AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (the "Agreement") is entered into this 25th day of August, 1999, by and among Catalog.com, Inc., an Oklahoma corporation (the "Company"), and (i) the holders of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") named in Schedule I; and (ii) the holders of Common Stock (as hereafter defined) listed on Schedule I. This Agreement amends and restates that certain Shareholder Agreement dated February 29, 1996, and as amended on April 2, 1999.

                              W I T N E S S E T H:

         WHEREAS, the Company has issued shares of Series B Preferred Stock pursuant to the terms of that certain Series B Convertible Preferred Stock Purchase Agreement (the "Series B Stock Purchase Agreement") of even date herewith, and the effectiveness of this Agreement is a condition to the closing of the transactions contemplated by the Series B Stock Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Definitions. As used herein, the following terms shall have the respective meanings indicated:

          (a) "Common Stock" means the Company's common stock, $.01 par value.

          (b) "Common  Shareholders" means the holders of Common Stock listed on
     Schedule I.
                                   ----------

                  (c) "Disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation or other disposition by a Common Shareholder, whether voluntary or involuntary, during a Common Shareholder's lifetime.

          (d)  "Disposition  Notice"  shall have the meaning  given such term in
     Section 2 of this Agreement.

          (e) "Offered Shares" shall have the meaning given such term in Section 2 of this Agreement.

          (f) "Preferred Shareholder" means a holder of Preferred Stock listed on Schedule I. ----------

          (g) "Preferred Stock" means shares of Series B Convertible Preferred Stock, $.01 par value.

          (h) "Pro Rata Part" means, in any particular instance, the proportion which the number of shares of Underlying Common Stock owned by a Preferred Shareholder bears to the aggregate number of shares of Underlying Common Stock owned by all Preferred Shareholders.

          (i)  "Public  Offering"  shall  have the  meaning  given  such term in
     Section 6 of this Agreement.

          (j) "Remaining Offered Shares" shall have the meaning given such term in Section 2 of this
Agreement.

                  (k) "Shares" means (i) any shares of Common Stock owned, either beneficially or of record, by any Common Shareholder; (ii) any shares of Common Stock issuable upon the exercise of stock options granted or which may be granted in the future to a Common Shareholder under the Catalog.com, Inc. 1997 Stock Option Plan, the Catalog.com, Inc. 1999 Stock Option Plan, or any other stock option or stock purchase plan of the Company which may be adopted in the future, or (iii) any shares of Common Stock which may be acquired in the future by a Common Shareholder.

                  (l) "Shareholder" means each Common Shareholder and Preferred Shareholder who has executed this Agreement or a counterpart of this Agreement, whether such counterpart is executed on the date hereof or some earlier or later date.

          (m) "Stock" means all shares of Common Stock and Preferred Stock.

          (n) "Third Party" means any person or entity not a Common Shareholder at the time of determination.

          (o) "Transferee" shall have the meaning given such term in Section 2 of this Agreement.

          (p) "Underlying Common Stock" means (i) shares of Common Stock now or in the future issuable or issued upon conversion of the Preferred Stock; and (ii) all shares of Common Stock now or in the future issued or issuable in respect of such Common Stock and the Common Stock referred to in clause
     (i) by reason of stock splits, stock dividends, combinations, mergers, exchanges or other reclassifications or recapitalizations.

         2.       Right of First Offer by Common Shareholders.

                  (a) Each time a Common Shareholder proposes to make any Disposition of all or any portion of his Shares, such Common Shareholder (the
"Selling Common Shareholder") shall so inform the Company by notice (the "Disposition Notice") stating the number of Shares that are the subject of such proposed Disposition (the "Offered Shares"), and the other terms and conditions of such proposed Disposition, including the consideration proposed to be received for the Offered Shares (and, if the proposed Disposition is to be wholly or partly for consideration other than money, the Disposition Notice shall state the proposed price as being equal to the amount of the monetary consideration, if any, plus the fair market value of the other consideration). By giving the Disposition Notice, the Selling Common Shareholder shall be deemed to have granted to the Company a first option to purchase the Offered Shares for the price and upon the terms set forth hereafter and in the Disposition Notice.

                  (b) Within ten (10) days after the date of any Disposition Notice, the Company shall notify the Selling Common Shareholder of the number of Offered Shares, if any, that the Company elects to purchase.

                  (c) If the Company notifies the Selling Common Shareholder that it will exercise such option for none or less than all of the Offered Shares, it shall simultaneously notify the Preferred Shareholders of such fact and shall deliver a copy of the Disposition Notice to the Preferred Shareholders. The Preferred Shareholders shall thereupon have an option to purchase all (but not less than all) of the Offered Shares which the Company does not elect to purchase (the "Remaining Offered Shares"). If such option is exercised by all of the Preferred Shareholders, each of them shall purchase his or its Pro Rata Part of the Remaining Offered Shares; however, if one or more of the Preferred Shareholders elect to purchase none or less than all of his or its Pro Rata Part of the Remaining Offered Shares or fail to give notice with regard thereto, the Preferred Shareholders electing to purchase at least their Pro Rata Part shall also be required to make up the difference and purchase, pro rata, all Remaining Offered Shares which otherwise would not be purchased.

                  (d) Within thirty (30) days after the date of receiving any Disposition Notice pursuant to Section 2(a) hereof, each of the Preferred
Shareholders shall give notice to the Selling Common Shareholder as to the number or proportion of the Remaining Offered Shares (if any) such Preferred Shareholder is willing to purchase. Failure by any Preferred Shareholder to give such notice shall be deemed an election by him or it not to purchase. Unless one or more of the Preferred Shareholders elect in such notices to purchase all of the Remaining Offered Shares, the Selling Common Shareholder shall be free (subject to the provisions of Section 2 hereof), for a period of ninety (90) days from the date of such failure to elect to purchase, to make a Disposition of the Offered Shares to a Third Party (the "Transferee") on terms and conditions no more favorable to the Transferee than those set forth in the Disposition Notice, provided that each Transferee shall, prior to a Disposition to such Transferee, execute and deliver to the Company a valid and binding agreement to the effect that any Shares so disposed of shall continue to be subject to all of the provisions of this Agreement. Any Shares not so disposed of within the period provided herein shall also remain subject to all of the provisions of this Agreement.

                  (e)  Shares   purchased  by  the  Company   and/or   Preferred
Shareholders pursuant to this Section 2 shall be purchased for the same consideration and upon the same terms and conditions as are set forth in the Disposition Notice. (If the Disposition Notice refers to a non-monetary consideration in whole or in part, the purchaser or purchasers shall pay in cash the fair market value of the non-monetary consideration.) Any Shares purchased by a Preferred Shareholder pursuant to this Section 2 shall no longer be considered Shares or subject to this Section 2 or Section 3.

                  (f) The closing of a purchase by the Company and/or Preferred Shareholders shall take place on the nearest business day preceding the 45th day after the date of the Disposition Notice to the Company. Such closing shall take place at 10:00 a.m. (Central Time) in the Company office, or at such other date and at such other time and place that may be agreed to by the parties who are purchasing and selling the Offered Shares. At the closing the parties shall take all action necessary to transfer the Offered Shares in accordance with this Agreement.

         3.       Right of Co-Sale.

                  (a) No Common Shareholder may make a Disposition of Shares pursuant to a Disposition Notice unless such Common Shareholder provides (either by a purchase by such Common Shareholder or by the Transferee) for a simultaneous sale of Underlying Common Stock by each Preferred Shareholder of up to its Pro Rata Part of the number of shares of Common Stock which such Selling Common Shareholder proposes to sell to such Transferee, for the same price and on the same terms and conditions which appear in the Disposition Notice.

                  (b) Within thirty (30) days after receipt of any Disposition Notice, each Preferred Shareholder shall notify the Selling Common Shareholder of its intention to sell all or part of his or its Underlying Common Stock for the price and on the terms and conditions set forth in the Disposition Notice. If a Preferred Shareholder does not elect to sell its Pro Rata Part of its Underlying Common Stock pursuant to this Section 3(b), then such Offered Shares may be disposed of by such a Selling Common Shareholder to the prospective Transferee named in the Disposition Notice (subject to the provisions of Section 2 hereof), for the price and on the terms and conditions set forth in the Disposition Notice, at any time within ninety (90) days after each Preferred Shareholder receives the Disposition Notice, provided that each Transferee shall, prior to a Disposition to such Transferee, execute and deliver to the Company a valid and binding agreement to the effect that any Shares so disposed of shall continue to be subject to all of the provisions of this Agreement. Any Shares not so disposed of within the period provided herein shall also remain subject to all of the provisions of this Agreement.

                  (c) Notwithstanding any other provision hereof, each Preferred Shareholder may, at its sole option, elect to exercise either its rights pursuant to Section 2 hereof or its right of co-sale pursuant to Section 3 hereof.

         4. After-Acquired Shares. Whenever a Common Shareholder shall hereafter acquire any additional Shares, such shares so acquired shall be held subject to all the terms and conditions of this Agreement.

         5. Failure to Comply. If any Disposition is purported to be made or suffered without the giving of notice required by this Agreement, such purported Disposition shall be void, and the Shares which are the subject thereof shall be deemed to have been offered to the Company and an option to purchase such shares granted to the Company and to each holder of Preferred Stock pursuant to this Agreement as of the date the Company first learns of such purported Disposition, and thereafter the provisions of this Agreement shall be fully applicable to such shares as if such offer had actually been made or such options had actually been granted. Further, if any Shares are the subject of a Disposition not in accordance with the terms and conditions of this Agreement, such Disposition shall be void ab initio. In enforcing this provision, the Company may hold and refuse to transfer any Shares or any certificate therefor tendered to it for transfer in addition to, and without prejudice to, any and all other rights or remedies which may be available to it.

          6. Termination. This Agreement shall automatically terminate upon the happening of any of the following events:

          (a) permanent cessation of the Company's business activities;

          (b) bankruptcy, receivership or dissolution of the Company;

          (c) the voluntary agreement of each of: (i) the holders of a majority of the issued and outstanding shares of Preferred Stock and Underlying Common Stock; (ii) the holders of a majority of the Shares held by Common Shareholders; and (iii) the Company; or

          (d) the issuance by the Company of its securities in a registered public offering in which the aggregate offering price to the public (prior to the deduction of underwriting commissions and expenses) is at least Fifteen Million Dollars ($15,000,000), and which results in the market equity capitalization of the Company being equal to or in excess of Fifty Million Dollars ($50,000,000) and the listing of the Company's securities on a national securities exchange or on The Nasdaq National Market System (a "Public Offering").

         7.       Exceptions.

          (a) Notwithstanding anything to the contrary set forth herein, the provisions of this Agreement shall not apply to any of the following:

          (i) Transfers by a Common Shareholder of his or its Shares or any portion thereof by bequest or inheritance.

          (ii) Transfers by a Common Shareholder to members of his immediate family or in trust for the benefit of such persons. For purposes of the Agreement, a Common Shareholder's immediate family shall be defined as such person's spouse, children and grandchildren.

          (iii) Transfers by a Common Shareholder to the Company.

          (b) For purposes of this Section 7, with respect to any transfers pursuant to (a)(i) or (a)(ii) above, the transferrees thereof shall take such Shares as Common Shareholder and the provisions of Section 4 shall apply to such transfer.

         8. Board of Directors. The Shareholders agree to vote their shares of Stock such that the Board of Directors of the Company will consist of five (5) members as follows: (i) three (3) persons elected by the holders of Common Stock (the "Common Directors"), voting as a single class; (ii) two (2) persons elected by the holders of Preferred Stock, voting as a single class. Any vacancy, however created, shall be filled by the person elected by the class of voting stock which elected the Director whose death, incapacity, resignation or removal caused the vacancy.

         9. Right of First Refusal by the Company. The Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each holder of Series B Preferred Stock (the "New Issuance Offerees"), by written notice the right, for a period of thirty
(30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the New Issuance Offerees pursuant to this Section 9 shall not apply to securities issued (A) upon conversion of any of the shares of Preferred Stock outstanding on the date of this Agreement or upon conversion of any of the shares of Series B Preferred issued subsequently pursuant to the Series B Agreement, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule II as being outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, not to exceed in the aggregate 270,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this Agreement and listed in Schedule II pursuant to clause (C) above (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), (G) capital stock or warrants or options to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, and (H) upon the exercise of any right which was not itself in violation of the terms of this
Section 9. The Company's written notice to the New Issuance Offerees shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each New Issuance Offeree may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such New Issuance Offeree shall buy, upon the terms specified, the number of securities agreed to be purchased by such New Issuance Offeree. Notwithstanding the foregoing, if the New Issuance Offerees agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each New Issuance Offeree accepting the Company's offer shall first be allocated the lesser of: (i) the number of securities which such New Issuance Offeree agreed to purchase; and (ii) that number of securities equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such New Issuance Offeree as of the date of the Company's notice of offer (treating such New Issuance Offeree, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such New Issuance Offeree upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Stock) held by such New Issuance Offeree on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all New Issuance Offerees who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the New Issuance Offerees accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no New Issuance Offeree shall be allocated more than the number of securities which such New Issuance Offeree agreed to purchase and provided further that in cases covered by this sentence all New Issuance Offerees shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the New Issuance Offerees, to offer and sell to any third party or parties the number of such securities not agreed by the New Issuance Offerees to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the New Issuance Offerees. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this
Section 9.

         10. Compliance with Laws. Each Shareholder agrees that any certificates representing Shares may be legended to comply with federal and state securities or other laws and to assure the enforceability of this Agreement, by the giving of notice of this Agreement or otherwise.

         11. References. All references to "Sections" and "Subsections" contained herein are, unless specifically indicated otherwise, references to sections and subsections of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

          12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

          13. Notices. Whenever this Agreement requires or permits any consent, approval, notice, request or demand must be in writing to be effective and shall be deemed to have been given when actually received by the party to whom notice is sent.

          14. Governing Law. The substantive laws of the State of Oklahoma shall govern the validity, construction, enforcement and interpretation of this Agreement.

         15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Shareholders and the Company and their successors and assigns, including, but not limited to, any Transferee hereunder. This Agreement shall be binding upon and inure to the benefit of each individual signatory hereto and his or her respective heirs, personal representatives and assigns, and any receiver, trustee in bankruptcy or representative of the creditors of each such person. Should a Common Shareholder ever cease to be the owner of Shares, he, she or it shall automatically cease to be a party to this Agreement and shall have no rights hereunder unless and until he, she or it again becomes an owner of Shares.

         16. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         17. Amendments. This Agreement may be amended at any time and from time to time, in whole or in part, or may be terminated by an instrument in writing setting forth the particulars of such amendment or termination, as the case may be, duly executed by the Company, the holders of a majority of Underlying Common Stock held by the Preferred Shareholders and the holders of a majority of the Shares who are Common Shareholders at the time of such amendment or termination.

         18. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Shareholder execute the same counterpart, so long as identical counterparts are executed by the Company and each Shareholder.

         19. Enforcement. It is specifically agreed and understood that monetary damages will not adequately compensate the breach of this Agreement and this Agreement shall therefore be specifically enforceable, and any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto and their successors, heirs, representatives and assigns waive any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

         EXECUTED on the date indicated above and binding on each party from and after the date such party executes this Agreement or a counterpart hereof.

THE COMPANY:                                CATALOG.COM, INC.


                                   By:
                                  Robert W. Crull, Chief Executive Officer

COMMON SHAREHOLDERS:

                                                     ROBERT W. CRULL

                                                     RODRIC M. PHILLIPS, JR.





                                 BILL C. MILLER

                                                     BANCFIRST INVESTMENT CORP.

                                                     By:
                                                     Kent T. Faison, President

PREFERRED SHAREHOLDERS:             RICHMONT OPPORTUNITY FUND, L.P.

                       By: Richmont Opportunity Management Partners, L.P., its General Partner

                       By: Richmont Investment Management,L.L.C., its General Partner


                       By:________________________________
Title:____________________________
                        RICHMONT OPPORTUNITY PARTNERS, LTD.

          By:   Richmont   Opportunity    Management    Partners,    L.P.,   its
     Attorney-in-Fact

          By: Richmont Investment Management,L.L.C., its General Partner


          By:________________________________ Title:____________________________

                                                     GAYLAN D. YATES

                 ----------------------------------------------


                                   BRAD KURTZ

                   ------------------------------------------


                                   DEAN KURTZ

                 ----------------------------------------------



                          RODRIC M. PHILLIPS, JR., M.D.


                 ----------------------------------------------

                                RICHARD A. RUFFIN

                 ----------------------------------------------


                               WILLIAM J. PERKINS

                 ----------------------------------------------


                                  JAMES M. ODOR

                 ----------------------------------------------


                                 RANDEL W. GREEN

                 ----------------------------------------------


                                  WILLIAM BROWN

                 *______________________________________________


                               STEVEN KREGG JODIE

                 *______________________________________________


                           WILLIAM JOHN PHILIP ROCHON

                 *______________________________________________


                               WILLIAM H. RANDALL

                 *______________________________________________

                                  ANTON WHILEY

                 *______________________________________________


                                  CALEB HAYHOE

                 *______________________________________________


                      RICHMONT TRADING ASIA-PACIFIC LIMITED

                By:______________________________________________


                               TIMOTHY H. MITCHELL

                 *______________________________________________


                                ALAN W. TOMPKINS

                 ----------------------------------------------


                               J. BRETT ROBERTSON

                 ----------------------------------------------



                       ---------------------------------
                    *By J. Brett Robertson, Attorney-in-Fact

                                   SCHEDULE I

                 HOLDERS OF SERIES B CONVERTIBLE PREFERRED STOCK

                  Richmont Opportunity Fund, L.P.
                  Richmont Opportunity Partners, Ltd.
                  Gaylan D. Yates
                  Brad Kurtz
                  Dean Kurtz
                  Rodric M. Phillips, M.D.
                  Richard A. Ruffin
                  William J. Perkins
                  James M. Odor
                  Randel W. Green
                  William Brown
                  Steven Kregg Jodie
                  William John Philip Rochon
                  William H. Randall
                  Anton Whiley
                  Caleb Hayhoe
                  Richmont Trading Asia-Pacific Limited
                  Timothy H. Mitchell
                  Alan W. Tompkins
                  J. Brett Robertson


                               COMMON SHAREHOLDERS

                  Robert W. Crull
                  Bill C. Miller
                  Rodric M. Phillips, Jr.
                  BancFirst Investment Corp.

                                   SCHEDULE II

              SECURITIES NOT SUBJECT TO THE RIGHT OF FIRST REFUSAL

1. Warrants issuable to Southwest Securities, Inc., pursuant to that certain Letter Agreement dated February 24, 1999, to purchase shares of Series B Convertible Preferred Stock at a purchase price of $9.00 per share.

2. Warrants issuable to Net Me Up, a sole proprietorship of Patricia and Jeremy Schofield, to purchase 2,500 shares of common stock of the Company at a purchase price of $9.00 per share.

3. Warrants issuable to Interactive Applications Group, Inc., to purchase 10,000 shares of common stock of the Company, at a purchase price of $9.00 per share.

4. Warrants issuable to Pro Silver Star, Ltd., to purchase 11,111 shares of common stock at a purchase price of $9.00 per share.

5. Warrants issuable to Richmont Opportunity Management Partners, L.P., to purchase 11,111 shares of common stock at a purchase price of $9.00 per share.